UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2024

TOURMALINE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40384	83-2377352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 West 24th Street, Suite 702 New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 481-9832

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRML	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On January 24, 2024, Tourmaline Bio, Inc. (the “Company”) announced the commencement of an underwritten public offering of its common stock (“the Offering”). The Company will file with the Securities and Exchange Commission a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) to its effective shelf registration statement on Form S-3 (File No. 333-266875) pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Offering. The Company will include the following disclosure in the Preliminary Prospectus Supplement:

“We have not finalized our financial statements as of and for the year ended December 31, 2023. Based on our current estimates, we expect to report that we had approximately $203.0 million in total unrestricted cash and investments as of December 31, 2023.”

Our actual financial statements as of and for the year ended December 31, 2023 are not yet available. The actual amounts that we report will be subject to our financial closing procedures and any final adjustments that may be made prior to the time our financial results for the year ended December 31, 2023 are finalized and filed with the SEC. Our independent registered public accounting firm has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. This estimate should not be viewed as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States and it is not necessarily indicative of the results to be achieved in any future period.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On October 19, 2023, the Company, a Delaware corporation formerly known as Talaris Therapeutics, Inc. (“Talaris”), completed its previously announced merger transaction in accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of June 22, 2023, by and among the Company, Tourmaline Sub, Inc. (formerly known as Tourmaline Bio, Inc., “Legacy Tourmaline”) and Terrain Merger Sub, Inc., a direct wholly owned subsidiary of Talaris (“Merger Sub”), pursuant to which Merger Sub merged with and into Legacy Tourmaline, with Legacy Tourmaline surviving as a direct wholly owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). As a result of the Merger, (i) Legacy Tourmaline changed its name from “Tourmaline Bio, Inc.” to “Tourmaline Sub, Inc.”, and (ii) Talaris changed its name from “Talaris Therapeutics, Inc.” to “Tourmaline Bio, Inc.” Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by Legacy Tourmaline.

The Company has attached hereto as Exhibit 99.1, 99.2 and 99.3 and incorporated by reference in this Item 8.01 (i) an updated description of the Company’s business, (ii) management’s discussion and analysis of financial condition and results of operations of Legacy Tourmaline as of September 30, 2023 and for the nine months ended September 30, 2023 and 2022 and as of December 31, 2022 and for the year ended December 31, 2022 and the period from September 17, 2021 (Inception) to December 31, 2021 and (iii) unaudited pro forma condensed combined financial information of Talaris Therapeutics, Inc. and Tourmaline Bio, Inc. as of September 30, 2023, for the nine months ended September 30, 2023 and for the year ended December 31, 2022 are filed herewith as Exhibit 99.3

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Description of the Business of Tourmaline Bio, Inc.

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Tourmaline Bio, Inc. as of September 30, 2023 and for the nine months ended September 30, 2023 and 2022 and as of December 31, 2022 and for the year ended December 31, 2022 and the period from September 17, 2021 (Inception) to December 31, 2021.

99.3	Unaudited pro forma condensed combined financial information of Talaris Therapeutics, Inc. and Tourmaline Bio, Inc. as of September 30, 2023, for the nine months ended September 30, 2023 and for the year ended December 31, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOURMALINE BIO, INC.

Date: January 24, 2024	By:	/s/ Ryan Robinson
	Name:	Ryan Robinson
	Title:	Interim Chief Financial Officer, Vice President, Finance and Controller